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                                                                     EXHIBIT 5.1

                                                        VINSON & ELKINS L.L.P.
                                                        666 Fifth Avenue
                                                        26th Floor
                                                        NEW YORK, NY 10103-0040
                                                        TELEPHONE (917) 206-8000
                                                        FAX (917) 206-8100
                                                        www.velaw.com



July 23, 2003




Tom Brown, Inc.
555 Seventeenth Street
Suite 1850
Denver, Colorado  80202


Tom Brown Resources Funding Corp.
c/o Tom Brown, Inc.
555 Seventeenth Street
Suite 1850
Denver, Colorado 80202


Ladies and Gentlemen:


         We have acted as U.S. counsel to Tom Brown, Inc., a Delaware corporation (the "Company"), and Tom Brown Resources Funding Corp., an unlimited liability company organized under the laws of Nova Scotia, Canada ("Funding Company" and, together with the Company, the "Registrants"), with respect to certain legal matters in connection with the Registration Statement on Form S-3 (Registration No. 333-104896) (the "Registration Statement") filed by the Registrants with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities: (i) unsecured senior debt securities of the Company (the "Company Senior Debt Securities") and unsecured subordinated debt securities of the Company (the "Company Subordinated Debt Securities" and, collectively with the Company Senior Debt Securities, the "Company Debt Securities"), each in one or more series, consisting of notes, debentures or other evidences of indebtedness, (ii) shares of preferred stock of the Company, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of common stock of the Company (the "Common Stock"), (iv) securities warrants (the "Warrants") to purchase Company Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities, (v) stock purchase contracts (the "Stock Purchase Contracts") to purchase shares of Common Stock or other securities of the Company at a future date, (vi) stock purchase units (the "Stock Purchase Units") consisting of a Stock Purchase Contract and debt securities, preferred securities, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the Stock Purchase Contracts, (vii) unsecured senior debt securities of Funding Company (the "Funding Company Senior Debt Securities") and unsecured subordinated debt securities of Funding Company (the "Funding Company Subordinated Debt Securities" and, collectively with the Funding Company Senior Debt Securities, the "Funding Company Debt Securities"), each in one or more series, consisting of notes, debentures or other evidences of indebtedness and
(viii) the guarantees of the Company of the Funding Company Debt Securities ("Guarantees"). The Registrants have advised us that the Company Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Funding Company Debt Securities and Guarantees (collectively, the "Securities") will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Registration Statement to which this opinion is an exhibit.



         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof;
(ii) a form of the Indenture for Company Senior Debt Securities (the "Company Senior Indenture") to be entered into between the Company and a U.S. banking institution to be selected by the Company, as Trustee, in the form filed as an exhibit to


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Tom Brown, Inc.
Tom Brown Resources Funding Corp.
July 23, 2003
Page 2




the Registration Statement; (iii) a form of the Indenture for Company Subordinated Debt Securities (the "Company Subordinated Indenture" and, together with the Company Senior Indenture, the "Company Indentures" and, each, a "Company Indenture") to be entered into between the Company and a U.S. banking institution to be selected by the Company, as Trustee, in the form filed as an exhibit to the Registration Statement; (iv) a form of the Indenture for Funding Company Senior Debt Securities (the "Funding Company Senior Indenture") to be entered into among the Funding Company, the Company and a U.S. banking institution to be selected by the Funding Company, as Trustee, in the form filed as an exhibit to the Registration Statement; (v) a form of the Indenture for Funding Company Subordinated Debt Securities (the "Funding Company Subordinated Indenture" and, together with the Funding Company Senior Indenture, the "Funding Company Indentures" and, each, a "Funding Company Indenture") to be entered into among the Funding Company, the Company and a U.S. banking institution to be selected by the Funding Company, as Trustee, in the form filed as an exhibit to the Registration Statement; and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.


         As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.


         In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) the Company Senior Indenture, the Company Subordinated Indenture, the Funding Company Senior Indenture, and the Funding Company Subordinated Indenture, together with any supplemental indenture or other instruments establishing a series of Company Debt Securities or Funding Company Debt Securities to be issued under either of the Company Indentures or either of the Funding Company Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.


         Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:


         (a) With respect to Company Senior Debt Securities, when (i) the Company Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Company Senior Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Company Senior Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having



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Tom Brown, Inc.
Tom Brown Resources Funding Corp.
July 23, 2003
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jurisdiction over the Company; and (iv) the Company Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Company Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, the Company Senior Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Company Senior Indenture.


         (b) With respect to Company Subordinated Debt Securities, when (i) the Company Subordinated Indenture has been duly qualified under the TIA; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Company Subordinated Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Company Subordinated Debt Securities and their issuance and sale and the terms of the Company Subordinated Indenture have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Company Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Company Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, the Company Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Company Subordinated Indenture.



         (c) With respect to Funding Company Senior Debt Securities, when (i) the Funding Company Senior Indenture has been duly qualified under the TIA; (ii) the Board of Directors of the Funding Company (or a committee thereof) has taken all necessary action to approve the issuance and terms of the Funding Company Senior Debt Securities, the terms of the offering thereof and related matters;
(iii) the terms of the Funding Company Senior Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Funding Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Funding Company; and (iv) the Funding Company Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Funding Company Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Funding Company (or a committee thereof), then upon payment of the consideration provided for therein, the Funding Company Senior Debt Securities will be legally issued and will constitute valid and binding obligations of the Funding Company, enforceable against the Funding Company in accordance with their terms and will be entitled to the benefits of the Funding Company Senior Indenture.



         (d) With respect to Funding Company Subordinated Debt Securities, when
(i) the Funding Company Subordinated Indenture has been duly qualified under the TIA; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary action to approve the issuance and terms of the Funding Company Subordinated Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Funding Company Subordinated Debt Securities and their issuance and sale and the terms of the Funding Company Subordinated Indenture have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Funding Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Funding Company; and (iv) the Funding Company Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Funding Company Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Funding Company (or a committee thereof), then upon payment of the consideration provided for therein, the Funding Company Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Funding Company, enforceable against the Funding Company in accordance with their terms and will be entitled to the benefits of the Funding Company Subordinated Indenture.

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Tom Brown, Inc.
Tom Brown Resources Funding Corp.
July 23, 2003
Page 4




         (e) With respect to the Warrants, when (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants and the underlying securities, the terms of the offering thereof and related matters;
(ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, the Warrants will be legally issued and will constitute valid and binding obligations of the Company.



         (f) With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration therefore provided for therein, the Stock Purchase Contracts will be legally issued.



         (g) With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration therefor provided therein, the Stock Purchase Units will be legally issued.



         (h) With respect to the Guarantees, when (i) the relevant Funding Company Indenture has been duly qualified under the TIA; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Guarantees and related matters; (iii) the terms of the Guarantees and of their issuance have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the terms of the Funding Company Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Funding Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Funding Company; (v) the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the relevant Funding Company Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof); and (vi) the Funding Company Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the relevant Funding Company Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Funding Company (or a committee thereof), then the Guarantees will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.


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Tom Brown, Inc.
Tom Brown Resources Funding Corp.
July 23, 2003
Page 5







         The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Company Debt Securities or Funding Company Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.



         We express no opinions concerning (i) the validity or enforceability of any provisions contained in Company Indentures or Funding Company Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.


         The foregoing opinions are limited in all respects to the laws of the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the laws of the State of New York and the federal law of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.


         With respect to (c) and (d) above, we have relied on the opinion of Stewart McKelvey Stirling Scales, dated as of the date hereof, as to the due organization and valid existence of the Funding Company and the corporate capacity of Funding Company to enter into and perform its obligations under the Funding Company Debt Securities and Funding Company Indentures.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                    Very truly yours,

                                                    /s/ Vinson & Elkins L.L.P.